Exhibit 10.51


                      CONSOLIDATING AMENDED AND RESTATED
                                SECURED TERM NOTE

$2,575,542.00                                                   December 6, 2001


FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, PHC OF MICHIGAN, INC., a Massachusetts corporation ("Borrower"), promises to pay, in lawful money of the United States, to the order of HELLER HEALTHCARE FINANCE, INC. f/k/a HCFP FUNDING, INC., a Delaware corporation, its successors and assigns ("Lender"), the principal sum of TWO MILLION FIVE HUNDRED SEVENTY-FIVE THOUSAND FIVE HUNDRED FORTY-TWO AND 00/100 DOLLARS ($2,575,542.00) (the "Principal Sum") together with interest, costs of collection and other fees as further set forth in this Consolidating Amended and Restated Secured Term Note, to be paid in accordance with the terms set forth below.

This Consolidating Amended and Restated Secured Term Note (as it may be amended, modified or restated from time to time, this "Note") consolidates and combines all of the following obligations to Lender:

     (a) the obligations of Borrower under that certain Secured Term Note in the original principal amount of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) made by PHCMI in favor of Lender and dated March 12, 1997 (as amended, modified or restated from time to time, the "March 1997 Term Note"), under which March 1997 Term Note approximately $619,167 remains outstanding as of the date hereof;

     (b) the obligations of Borrower under that certain Secured Term Note in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) made by PHCMI in favor of Lender and dated December 9, 1997 (as amended, modified or restated from time to time, the "December 1997 Term Note"), under which December 1997 Term Note approximately $353,875 remains outstanding as of the date hereof;

     (c) the obligations of Borrower under that certain Secured Term Note in the original principal amount of One Million and No/100 Dollars ($1,000,000.00) made by PHCMI in favor of Lender and dated November 23, 1999 (as amended, modified or restated from time to time, the "November 1999 Term Note"), under which November 1999 Term Note approximately $860,000 remains outstanding as of the date hereof;

     (d) the obligations of Borrower under that certain Secured Term Note in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) made by PHCMI in favor of Lender and dated May 26, 2000 (as amended, modified or restated from time to time, the "May 2000 Term Note"), under which May 2000 Term Note approximately $500,000 remains outstanding as of the date hereof;

     (e) that portion of the  obligations  under that certain  Revolving  Credit
Note in the original principal amount of Four Million and No/100 Dollars ($4,000,000.00) made by the Borrower in favor of Lender and dated February 28, 1998 (as amended, modified or restated from time to time, the "Revolving Credit Note") which is allocated to PHC of Virginia, Inc. ("PHCVA"), an affiliate of Borrower, of which such allocated amount approximately $130,000 is outstanding as of the date hereof; and


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     (f) the obligation of Borrower,  PHCVA and PHC of Utah,  Inc., an affiliate of Borrower ("PHCU" and, collectively with Borrower and PHCVA, the "Revolver Borrowers") in respect of that certain overline loan (the "Overline Loan") in the original principal amount of Three Hundred Thousand and No/100 Dollars
($300,000.00) made by the Lender to the Revolver Borrowers pursuant to that certain Letter Agreement dated as of August 9, 2001 (the "Letter Agreement"), the outstanding amount of which Overline Loan is approximately $112,500 as of the date hereof.

This Note further replaces and supercedes each of the secured term notes referenced in subparagraphs (a) - (d) above (collectively with all documents executed in connection with such secured term notes, the "Original Term Loan Documents") and the Letter Agreement. Borrower represents and warrants to Lender that Borrower will benefit by the consolidation in this Note of the various obligations of each of it, PHCVA and PHCU described above, and that Borrower has received good and valuable consideration for its agreement to assume the obligations of each of PHCVA and PHCU under the Revolving Credit Note and the Letter Agreement, as the case may be.

      1.    Principal and Interest.

     (a) Beginning December 31, 2001, and on the last day of each month thereafter through and including October 31, 2004, Borrower promises to pay to Lender the Principal Sum by making a monthly installment payment equal to the amount set forth on Schedule 1 attached hereto and incorporated herein by reference, and by making a final balloon payment of all outstanding unpaid Principal Sum, together with all accrued and unpaid interest, fees and charges hereunder on November 30, 2004 (the "Maturity Date"). The term of this Note shall not be further extended unless the term of the Loan and Security Agreement dated as of February 20, 1998 by and among Borrower, the other entities identified therein as a "Borrower" and Lender, pursuant to which, among other things, the Revolving Borrowers and Lender entered into a revolving credit arrangement in a principal amount not to exceed $3,000,000.00 (as the agreement has been or may be amended, modified or restated from time to time, the "Loan Agreement") is further extended to the same date.

     (b) In addition to repayment of the Principal Sum, Borrower promises to pay to Lender interest on the Principal Sum on a monthly basis from the date of this Note until the Maturity Date. Interest shall be at a fluctuating rate per annum compounded daily (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate (as defined below) plus three and one-half percent (3.5%) (the "Base Rate"), provided that after an Event of Default the interest rate shall be equal to the Base Rate plus five percent (5%) (the "Default Interest Rate"). For purposes of the foregoing, the term "Prime Rate" means that rate of interest designated as such by Citibank, N.A. (the "Bank"), or any successor to the Bank, as the rate may from time to time fluctuate. If the Bank ceases to designate such a base lending rate, Lender shall reasonably select an alternate, nationally recognized commercial bank as the designator of such interest rate. Accrued interest shall be payable monthly in arrears on the last Business Day (as defined below) of each month from the date of this Note through and including the Maturity Date. After the Maturity Date, and until the entire Principal Sum plus any other amount due and unpaid hereunder shall be paid in full, without limiting any of Lender's other rights and remedies, all outstanding amounts owed by Borrower hereunder shall bear interest, payable on demand, at the Default Interest Rate; provided that in no event shall the interest payable by Borrower hereunder exceed the maximum lawful rate.

     (c) Repayment of Borrower's obligations under this Note is secured by, among other things, the Collateral defined and described in Section 6 of this Note.
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     2.  Additional  Payments.  Borrower  further  promises  to pay  to  Lender, immediately  upon demand any and all other sums and charges that may at the time
become  due  and  payable  under  this  Note,  and  all  reasonable   costs  and
disbursements in connection with the preparation of this Note and in the collection of any payments due under this Note and in any action, suit or proceeding to protect, sustain or enforce the rights and remedies of Lender under this Note.

      3.    Conditions Precedent; Prepayment.

     (a) Borrower hereby acknowledges that the Principal Sum has previously been made available to Borrower by Lender. This Consolidated Amended and Restated Secured Term Note shall become effective only upon satisfaction, in Lender's sole discretion, of all of the following conditions:

     (i) Lender shall have received an original of this Note duly executed by an authorized officer of Borrower;

     (ii) Lender shall have received that certain Amendment No. 3 to Loan and Security Agreement duly executed by an authorized officer of each Revolver Borrower;

     (iii)Lender shall have received that certain Amended and Restated Consolidated Mortgage made by Borrower as mortgagor and Lender as mortgagee (the "Amended Mortgage") covering the real property commonly known as 35031 23 Mile Road, New Baltimore, Michigan 48047, which is more particularly described on Exhibit "A" to the Amended Mortgage (the "Real Property");

     (iv) Lender shall have received that certain Third Amended And Restated Cross-Co llateralization and Cross-Default Agreement duly executed by an authorized officer of each Revolver Borrower;

          (v) Lender shall have received all financing statements and other documents, certificates and agreements reasonably deemed necessary or appropriate by Lender to effectuate the transactions contemplated by this Note;

          (vi) all representations, warranties and covenants contained in the Original Term Loan Documents, the Letter Agreement, the Loan Agreement or otherwise in any document entered into or executed in connection with the Loan Agreement (collectively with the Loan Agreement, the "Revolving Loan Documents") or in this Note or otherwise made in writing in connection with this Note or in any documents entered into in connection with the transactions contemplated by this Note
          (collectively, the "Loan Documents") of, by or on behalf of Borrower shall be true and correct in all material respects; and

          (vii) no Event of Default shall have occurred or be continuing under this Note or the other Loan Documents, the Original Term Loan Documents, the Letter Agreement, the Loan Agreement or the other Revolving Loan Documents.


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     (b) All outstanding principal,  interest,  fees and other amounts due under this Note shall be prepaid in full simultaneously with repayment of all Obligations under the Loan Agreement and/or the termination of the Loan Agreement.

     (c) Borrower may prepay all or any part of the Principal Sum outstanding without penalty, together with all interest accrued on the Principal Sum and all other sums that are payable pursuant to this Note.

     4. Payment Office. The Principal Sum, the interest on the Principal Sum, and any other amounts payable under this Note are payable in lawful money of the United States of America at the office of Lender, at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815, Attention: Pascale Bissainthe, SVP & Chief Counsel, or at such other place as Lender may specify in writing to Borrower. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment is made are available to Lender for its use. Any payment stated to be due on a day on which banks in Maryland are required or permitted to be closed for business shall be due and payable on the next business day (each such day, a "Business Day") and such extension of time shall be included in the computation of interest in connection with such payment.

     5. No Presentment; Acceleration. On the Maturity Date or upon the occurrence of an Event of Default (as defined in Section 10 below), the outstanding Principal Sum, accrued and unpaid interest on the Principal Sum, and all other sums owed by Borrower to Lender in connection with this Note or the other Loan Documents shall immediately become due and payable. Borrower hereby expressly waives any presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest of any kind.

     6. Security Agreement.

     (a) This Note shall constitute a security agreement as that term is used in the UCC and Borrower hereby grants to Lender, to secure Borrower's obligations under this Note and the other Loan Documents, and under the Loan Agreement and the Revolving Loan Documents, a security interest in the following (collectively, the "Collateral"):

          (i) all of  Borrower's  now-owned  and  hereafter  acquired or arising accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, including, without limitation, all obligations for the payment of money arising out of Borrower's sale of goods or rendition of services ("Accounts"), accounts receivable and rights to payment of every kind and description, and all of Borrower's contract rights, chattel paper, documents and instruments with respect thereto, and all of Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance ("Account Debtor" means any person obligated on any Account of Borrower, including without limitation, any Insurer and any Medicaid/Medicare payor);

          (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's deposits (general or special), balances, sums and credits with Lender at any time existing ("Affiliate" means, with respect to a specified person, any person directly or indirectly controlling, controlled by, or under common control with the specified person, including without limitation its stockholders and any affiliates. A person shall be deemed to control a corporation if the person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation whether through the ownership of voting securities, by contract, or otherwise);

          (iii) all of Borrower's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

          (iv) all of Borrower's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Lockbox Account ("Lockbox Account" means an account maintained by Borrower at Bank One Arizona, N.A. or another bank acceptable to Lender (or a successor financial
          institution),   into  which  all  collections  of  Accounts  are  paid
          directly);

          (v) all of Borrower's now owned and hereafter acquired or arising general intangibles and other property of every kind and description with respect to, evidencing or relating to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts;

          (vi) all of Borrower's other general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof;

          (vii) all of Borrower's now owned or hereafter acquired inventory of every description which is held by Borrower for sale or lease or is furnished by Borrower under any contract of service or is held by Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof;

          (viii) all of Borrower's now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof;

          (ix) the Real Property; and

          (x) the proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

     (b) Upon the occurrence of an Event of Default under this Note or the other Loan Documents, or an Event of Default under any of the Revolving Loan
Documents, Lender, in addition to all other rights, options, and remedies granted to Lender under this Note or at law or in equity, may take any of the following steps:

          (i) declare this Note, and all amounts owed to Lender hereunder, to be immediately due and payable;

          (ii) exercise all other rights granted to it under this Note and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; and

          (iii) exercise all rights and remedies under all Loan Documents or Revolving Loan Documents now or hereafter in effect, including but not limited to:

     (A) the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

     (B) the right to (by its own means or with judicial assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (c) below, without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action; and

     (c) the right to require Borrower at Borrower's expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender.

     (c) Borrower agrees that a notice received by it at least five (5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral that threatens to decline rapidly in value or that is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the

Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral following an Event of Default.

     (d) Lender shall have the right to proceed against all or any portion of the Collateral to satisfy in any order (i) the liabilities and obligations of Borrower to Lender under this Note and the other Loan Documents or (ii) upon the occurrence of an Event of Default under the Loan Agreement or the Revolving Loan Documents, the liabilities and obligations of Borrower under the Revolving Loan Documents. All rights and remedies granted Lender under this Note or under any of the other Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Principal Sum, all interest, costs, expenses and other charges due under, and all other existing and future liabilities and obligations of Borrower to Lender under, this Note are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

     7. Use of Funds. Borrower covenants and agrees that the loan of the Principal Sum, or any portion of the Principal Sum, shall be used for working capital or other commercial purposes of Borrower.

     8. Representations. Each entity comprising Borrower hereby warrants and represents to Lender that:

     (a) Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Massachusetts, is in good standing as a foreign corporation in the State of Michigan and in any other jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, has the corporate power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business.

     (b) Borrower has full corporate power and authority to enter into, execute and deliver this Note, and to incur and perform its obligations under this Note and the other Loan Documents, all of which have been duly authorized by all necessary corporate action. No consent or approval of shareholders of, or lenders to, Borrower, and no consent, approval, filing or registration with any governmental authority is required as a condition to the validity of this Note or the other Loan Documents or the performance by Borrower of its obligations under this Note or the other Loan Documents.

     (c) This Note, when issued and delivered for value received, and all other Loan Documents constitute the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

     (d) The execution and delivery by Borrower of this Note and the other Loan Documents do not, and the performance of Borrower's obligations under this Note and the other Loan Documents will not, violate, conflict with, constitute a default under, or result in the creation of a lien or encumbrance (other than a lien, security interest, charge or other encumbrance in favor of Lender) upon the property of Borrower under (i) any provision of Borrower's certificate of incorporation or bylaws, (ii) any provision of any law, rule or regulation applicable to Borrower, or (iii) any of the following (A) any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property is bound, or (B) any judgment, order or decree of any court, arbitration tribunal, or governmental entity applicable to Borrower or Borrower's properties or assets.

     (e) There are no actions, suits, proceedings or investigations pending, including, without limitation, any condemnation proceeding, or, to the knowledge of Borrower, threatened, against or adversely affecting Borrower's properties or assets or the validity or enforceability of this Note or the other Loan Documents or the ability of Borrower to perform any obligations under this Note or the other Loan Documents. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court, arbitration tribunal or governmental authority having jurisdiction over Borrower.

     (f) The audited financial statements of Borrower previously delivered to Lender are true, correct and complete and fairly present the financial condition of Borrower and the results of Borrower's operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with generally accepted accounting principles. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of such financial statements that are not reflected in the financial statements or the notes thereto. There has been no material adverse change in the business, properties, condition (financial or otherwise) of Borrower since the date of Borrower's last financial statements delivered to Lender. Borrower's fiscal year ends on June 30.

     (g) Borrower is not in default under or with respect to any obligation in any respect that could be adverse to its business, operations, property or financial condition, or that could adversely affect the ability of Borrower to perform its obligations under this Note or the other Loan Documents. No Event of Default or event that, with the giving of notice or lapse of time, or both, could become an Event of Default, has occurred and is continuing:

     (h) Borrower has good and marketable title to its properties and assets, including the Collateral and the properties and assets reflected in the financial statements in described in paragraph (f) above, subject to no lien, mortgage, pledge, encumbrance or charge of any kind. Borrower has not agreed or consented to cause any of its properties or assets, whether owned now or hereafter acquired, to be subject in the future (upon the happening of a contingency or otherwise) to any lien, mortgage, pledge, encumbrance or charge of any kind.

     (i) Borrower has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date hereof. All tax liabilities of Borrower were, as of October 31, 2001 and are now, adequately provided for on Borrower's books. No tax liability has been asserted by the Internal Revenue Service or other taxing authority against Borrower for taxes in excess of those already paid.

     (j) The use of the proceeds of the Loan and Borrower's issuance of this Note will not, directly or indirectly, violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation Regulations U, T, or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of the purchasing or carrying "margin stock" within the meaning of those regulations. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

     (k) Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.

     (l) Borrower is not in violation of any statute, rule or regulation of any governmental authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls). Borrower has obtained all licenses, permits, franchises, and other governmental authorizations necessary for the ownership of its properties and the conduct of its business. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar governmental authority and is in full compliance with all applicable rules and regulations of such commissions.

            (m) No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of hazardous material has occurred or is occurring on or from the Real Property or any other real property on which the Collateral is located (together with the Real Property, the "Premises") or which is owned, leased or otherwise occupied by Borrower, or has occurred off the Premises as a result of any action of Borrower. All hazardous material used, treated, stored, transported to or from, generated or handled on the Premises, or off the Premises by Borrower, has been disposed of on or off the Premises by or on behalf of Borrower in a lawful manner. There are no underground storage tanks present on or under the Premises owned or leased by Borrower. No other environmental, public health or safety hazards exist with respect to the Premises.

            (n) The only places of business of Borrower, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in Schedule 8(n), which also lists the owner of record of each such property.

     (o) Borrower exclusively owns or possesses all the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the current and planned future conduct of its business, without any conflict with the rights of others. A list of all such intellectual property (indicating the nature of Borrower's interest), as well as all outstanding franchises and licenses given by or held by Borrower, is attached as Schedule 8(o). Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights.

     (p) The  identity  of the  stockholders  of  record of all  classes  of the
outstanding   stock  of  Borrower,   together  with  the  respective   ownership
percentages held by such stockholders, are as set forth on Schedule 8(p).

     (q) Neither this Note nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in this Note or in the other Loan Documents or such other documents not misleading. There is no fact known to Borrower that adversely affects or in the future may adversely affect the business, operations, affairs or financial condition of Borrower, or any of its properties or assets.

     (r) Borrower does not own or hold any equity or long-term debt investments in, have any outstanding advances to, have any outstanding guarantees for the obligations of, or have any outstanding borrowings from, any Person. Borrower is not a party to any contract or agreement, or subject to any corporate restriction, which adversely affects its business.

            (s) Within five (5) years before the date of this Note, neither the business, property or assets, or operations of Borrower has been adversely affected in any way by any casualty, strike, lockout, combination of workers, or order of the United States of America or other governmental authority, directed against Borrower. There are no pending or threatened labor disputes, strikes, lockouts, or similar occurrences or grievances against Borrower or its business.

     (t) Within five (5) years before the date of this Note, Borrower has not conducted business under or used any other name (whether corporate, partnership or assumed) except as listed on Schedule 8(t). Borrower is the sole owner of all names listed on that Schedule and any and all business done and invoices issued in such names are Borrower's sales, business, and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate Person or independent Affiliate.

     (u) Borrower is not engaged in any joint venture or partnership with any other Person.

     10. Affirmative and Negative Covenants. Borrower covenants and agrees that until this Note shall be repaid in full, it shall be bound by, and shall comply fully with, all of the affirmative and negative covenants set forth in Article VI and Article VII of the Loan Agreement, all of which covenants are hereby incorporated by reference into this Note.

     11. Events of Default. The following events are each an "Event of Default" under this Note:

     (a) Borrower fails to make any payment of principal when due or fails to make any payment of interest, fees or other amounts owed to or for the account of Lender under this Note and such payment remains unpaid for five (5) Business Days after the date such payment is due; or

     (b) Borrower has made any representations or warranties in this Note, the other Loan Documents, any financial statement delivered to Lender or otherwise in connection with this Note or the related transaction that contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Note or in such document or financial statement not misleading; or

     (c) Borrower shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Note or the other Loan Documents and any such failure shall have continued for a period of thirty (30) days after written notice of such failure; or

     (d) Borrower shall (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing Borrower's inability, to pay their debts as they become due; or (iii) make a general assignment for the benefit of creditors; or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for, take advantage, permit or suffer to exist the commencement of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Borrower is a resident; or (v) file an answer admitting the material allegations of a petition filed against Borrower in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

     (e) Either (i) an involuntary case is commenced against Borrower and the petition is not contested within ten (10) days or is not dismissed within sixty
(60) days after the commencement of the case or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower and the order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days or shall not be discharged within thirty (30) days after the expiration of any stay of such order, judgment, or decree; or

     (f) Any obligation of Borrower for the payment of borrowed money is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event that, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

     (g) One or more final judgments against Borrower or attachments against its property not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of twenty (20) days;

     (h) Borrower ceases any material portion of its business operations as currently conducted;

     (i) There shall occur a material adverse change in the financial condition or business prospects of Borrower, or Lender in good faith shall deem itself insecure as a result of acts or events bearing upon the financial condition of Borrower or the repayment of this Note, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender; or

     (j) An Event of Default occurs under the Loan Agreement or other Revolving Loan Documents.

      12.   Lender's Rights.

     (a) Upon the occurrence of an Event of Default, Lender may, in addition to its rights and remedies set forth in Sections 5 and 6 above, proceed, to the extent permitted by law, to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Lender. No right or remedy in this Note, the other Loan Documents or in other agreement or instrument to the benefit of Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given under this Note or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the outstanding Principal Sum, or any of the other obligations of Borrower to Lender shall not be paid when due, Lender shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and Lender shall have the right at any time and from time to time, in any commercially reasonable manner and in any order, to enforce its security interests with respect to the Collateral, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances, and apply the proceeds of any Collateral to such obligations of Borrower as it determines in its sole discretion.

    (b) If an Event of Default has occurred as provided above and Borrower has not paid the all amounts outstanding, including all principal, together with interest accrued on such amounts, upon demand by Lender, then Borrower shall pay to Lender interest on such outstanding amounts at a rate per annum equal to the Default Interest Rate from the date such outstanding amounts are due until the date this Note is paid in full. Borrower promises to pay all costs of collection, including reasonable attorneys' fees, if this Note is referred to an attorney for collection after the Event of Default.

     13. No Defenses. Borrower's obligations under this Note shall not be subject to any set-off, counterclaim or defense to payment that Borrower now has or may have in the future.

     14. No Waiver. No failure or delay on the part of Lender in exercising any right, power or privilege under this Note or the other Loan Documents, nor any course of dealing between Borrower and Lender, shall operate as a waiver of the right, power or privilege, nor shall a single or partial exercise of any right, power or privilege preclude any other or further exercise of, or the exercise of any other, right, power or privilege.

     15. Writing Required. No modification or waiver of any provisions of this Note or any other Loan Documents, and no consent to any departure by Borrower, shall in any event be effective, without respect to any course of dealing between the parties, unless the modification or waiver shall be in a writing executed by Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall thereby entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     16. Usury Limitation. Notwithstanding anything contained to the contrary in this Note, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law. If Lender receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be applied to the reduction of the Principal Sum; and if the Principal Sum is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable in any specific case exceeds the highest lawful rate, Lender and Borrower shall to the maximum extent permitted under applicable law: (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; and (ii) "spread" the total amount of interest throughout the entire term of the obligation so that the interest rate is deemed to have been uniform throughout the entire term.

     17. Notices. Any notice or demand given under this Note shall be given by delivering it, sending by fax (with a confirming copy by regular mail), or by mailing it by certified or registered mail, postage prepaid, return receipt requested, or sent by prepaid overnight courier service addressed to Borrower at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 Attention: Paula Wurts, Chief Financial Officer, telephone (978) 536-2777, fax (978) 536-2677. Any notice to be given to Lender under this Note shall be given by personally delivering it, sending it by fax (with a confirming copy by regular mail), mailing it by certified mail, return receipt requested, or sending it by prepaid overnight courier service, addressed to Lender at: 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815 Attention: Pascale Bissainthe, SVP & Chief Counsel, telephone (301) 961-1640, fax (301) 664-9866, or at such other place as Lender may specify in writing to Borrower. Each party may designate a change of address by notice to the other given in accordance with this Section 16 at least fifteen (15) days before such change of address is to become effective. A notice given under this Note shall be deemed received upon receipt if it is personally delivered or sent by telecopier or overnight courier service and five (5) days after it is deposited in the U.S. mail if it is sent by regular mail.

     18. Section Headings. The headings of the several paragraphs of this Note are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision.

     19. Severability. If any term, provision, covenant or condition of this Note or the application of such term, provision, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Note and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term, provision, covenant or condition is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrower under this Note until Borrower and Lender amend this Note so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.

     20. Survival of Terms. All covenants, agreements, representations and warranties made in this Note or in any financial statements delivered pursuant to this Note shall survive Borrower's execution and delivery of this Note to

Lender and shall continue in full force and effect so long as this Note or any other obligation under this Note shall be outstanding and unpaid or any other obligation of Borrower to Lender or its affiliates under this Note shall remain unperformed.

     21.  Indemnity.  Borrower  hereby  agrees to  indemnify  and hold  harmless
Lender, its partners, officers, agents and employees (collectively, "Indemnitee") from and against any liability, loss, cost, expense, claim, damage, suit, action or proceeding ever suffered or incurred by Lender
(including reasonable attorneys' fees and expenses) arising from Borrower's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Note or from the breach of any of the representations or warranties contained in this Note. In addition, Borrower shall defend Indemnitee against and save it harmless from all claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Agreement, the obligations of Borrower under this Section 21 shall survive the payment in full of the all obligations under this Note and the termination of this Note.

     22. Governing Law; Consent to Jurisdiction. THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT RESPECT TO ANY OTHERWISE APPLICABLE CONFLICTS-OF-LAWS PRINCIPLES, BOTH AS TO INTERPRETATION AND PERFORMANCE, AND THE PARTIES EXPRESSLY CONSENT AND AGREE TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND AND TO THE LAYING OF VENUE IN MARYLAND, WAIVING ALL CLAIMS OR DEFENSES BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENT FORUM OR THE LIKE. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY OF THE SUMMONS TO BORROWER, BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER'S ADDRESS SET FORTH IN SECTION 17 ABOVE. BORROWER FURTHER WAIVES ANY CLAIM FOR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY LENDER IN GOOD FAITH.

     23. Waiver of Trial by Jury. EACH OF BORROWER AND LENDER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUES TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH OF BORROWER AND LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS NOTE, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF BORROWER AND LENDER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

     24. Confession of Judgment. BORROWER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY, CLERK OR SIMILAR OFFICER OF ANY COURT IN ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND, AS ATTORNEY FOR BORROWER, AS WELL AS FOR ANY PERSONS CLAIMING UNDER, BY OR THROUGH BORROWER, TO APPEAR FOR BORROWER IN ANY SUCH COURT IN ANY SUCH ACTION BROUGHT AGAINST BORROWER AT THE SUIT OF LENDER TO CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS NOTE (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS FEES FOR FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR

NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. BORROWER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM

THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT

ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT AND PROPER.

     25. Reaffirmation of Guaranty. Each Guarantor, by its signature below as such, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby declares to and agrees with Lender that its guaranty of Borrower's obligations under one or more of the Original Term Loan Documents (the "Guaranty") is and shall continue in full force and effect for the benefit of Lender with respect to the obligations of Borrower under this Note on the terms and subject to the limitations set forth in the documents executed by each such Guarantor in respect of such Guaranty, that there are no offsets, claims, counterclaims, crossclaims or defenses of the Guarantor with respect to the Guaranty nor, to the Guarantor's knowledge, with respect to the obligations of Borrower under this Note, that the Guaranty is not released, diminished or impaired in any way by this Note or the transactions contemplated hereby, and that the Guaranty is hereby ratified and confirmed in all respects. Guaranty hereby acknowledges that without the foregoing consent and reaffirmation, Lender would not consent to the terms and provisions of this Note.






                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, intending to be legally bound, and intending that this Consolidating Amended and Restated Secured Term Note constitutes an instrument executed under seal, Borrower has caused this Consolidating Amended and Restated Secured Term Note to be executed under seal as of the date first written above.


                                    BORROWER:

                                    PHC OF MICHIGAN, INC., a Massachusetts
                                    corporation


                                    By:   /s/  Bruce A. Shear  (SEAL)
                                    Name:      Bruce A. Shear
                                    Title:     President



GUARANTORS:

PHC, INC., a Massachusetts corporation


By:   /s/  Bruce A. Shear  (SEAL)
Name:      Bruce A. Shear
Title:     CEO



/s/  Bruce A. Shear  (SEAL)
BRUCE A. SHEAR
Limited to $150,000 per previous guarantee

Exhibit A

                             Principal Amortization

           Payment Date                Amount of Principal Repayment

      December 31, 2001                         $45,000
      January 31, 2002                          $45,000
      February 28, 2002                         $45,000
      March 31, 2002                            $45,000
      April 30, 2002                            $45,000
      May 31, 2002                              $45,000
      June 30, 2002                             $45,000
      July 31, 2002                             $45,000
      August 31, 2002                           $45,000
      September 30, 2002                        $45,000
      October 31, 2002                          $45,000
      November 30, 2002                         $45,000
      December 31, 2002                         $50,000
      January 31, 2003                          $50,000
      February 28, 2003                         $50,000
      March 31, 2003                            $50,000
      April 30, 2003                            $50,000
      May 31, 2003                              $50,000
      June 30, 2003                             $50,000
      July 31, 2003                             $50,000
      August 31, 2003                           $50,000
      September 30, 2003                        $50,000
      October 31, 2003                          $50,000
      November 30, 2003                         $50,000
      December 31, 2003                         $55,000
      January 31, 2004                          $55,000
      February 28, 2004                         $55,000
      March 31, 2004                            $55,000
      April 30, 2004                            $55,000
      May 31, 2004                              $55,000
      June 30, 2004                             $55,000
      July 31, 2004                             $55,000
      August 31, 2004                           $55,000
      September 30, 2004                        $55,000
      October 31, 2004                          55,000
      November 30, 2004                         All then outstanding
                                                Principal Sum, and accrued
                                                and unpaid interest, fees
                                                and charges